Exhibit 10.13

AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT

THIS AMENDMENT TO EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is made and entered this 24th day of July, 2012 (the “Effective Date”) between AnythingIT, Inc., a Delaware corporation whose principal place of business is 17-09 Zink Place, Unit 1, Fair Lawn, NJ  07410 (the "Corporation") and Vlad Stelmak, an individual whose address is c/o 17-09 Zink Place, Unit 1, Fair Lawn, NJ  07410  (the "Executive").

RECITALS

WHEREAS, the Corporation and the Executive are parties to that certain Employment Agreement dated June 28, 2010 (the “Employment Agreement”).

WHEREAS, the Corporation and the Executive desire to amend certain terms of the Employment Agreement as hereinafter set forth.

NOW, THEREFORE, in consideration of the mutual agreements herein made, the Corporation and the Executive do hereby agree as follows:

1.           Recitals.  The above recitals are true, correct, and are herein incorporated by reference.

2.           Compensation and Benefits.  Sections 5a, 5b, 5c and 5f of the Employment Agreement are hereby deleted in their entirety and substituted with the following:

a.           Salary.  The Executive shall be paid a base salary (“Base Salary”), payable in accordance with the Corporation's policies from time to time for senior executives, at an annual rate Two hundred twenty thousand dollars ($220,000).

b.           Bonus. During the Term, the Executive shall be entitled to receive an annual bonus (the “Annual Bonus”) in an amount equal to one percent (1%) of the Corporation’s annual revenues in excess of Four million dollars ($4,000,000) as reported in its audited financial statements, prorated for the number of months during the fiscal year that the Executive is employed by the Corporation.  The amount of the Annual Bonus, if any, shall be paid to the Executive within 5 days following the filing by the Corporation with the Securities and Exchange Commission of its Annual Report on Form 10-K containing such audited financial statements.

c.           Executive Benefits.  The Executive shall be entitled to participate in all benefit programs of the Corporation currently existing or hereafter made available to executive and/or salaried employees including, but not limited to, stock option plans, pension and other retirement plans, group life insurance, hospitalization, surgical and major medical coverage, sick leave, salary continuation, vacation and holidays, long-term disability, and other fringe benefits.  The Corporation shall reimburse the Executive up to the maximum out-of-pocket health care expenses, representing the annual deductible, or portion thereof, and co-pays, excluding doctor’s visits and prescriptions, paid by the Executive under the Corporation’s health care insurance.

f.           Automobile Allowance.  During the Term, the Executive shall be entitled to an automobile allowance of One thousand two hundred and thirty-five dollars ($1,235) per month.  In addition, the Corporation shall reimburse the Executive for all maintenance and gasoline expenses associated with the automobile, provided that such expenses are adequately documented.

3.           No Other Amendments.  Except as set forth herein, all other terms and conditions of the Employment Agreement remain in full force and effect.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the parties have executed this Agreement as of date set forth in the first paragraph of this Agreement.

Witness:	THE CORPORATION:

_____________________________	AnythingIT, Inc.
_____________________________
	By:	/s/ David Bernstein
David Bernstein
Chief Executive Officer

Witness:	THE EXECUTIVE
_____________________________
_____________________________
	By:	/s/ Vlad Stelmak
Vlad Stelmak